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                                                                       EXHIBIT 5
                                                                       ---------

                         NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

           TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                 July 29, 1997


Carey International, Inc.
4530 Wisconsin Avenue, N.W.
Washington, D.C. 20016

Gentlemen/Ladies:

          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Carey International, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to
(i) 87,290 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issuable pursuant to the Company's 1987 Stock Option Plan (the "1987 Plan"), (ii) 388,640 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan (the "1992 Plan"), (iii) 650,000 shares of Common Stock issuable pursuant to the 1997 Equity Incentive Plan (the "1997 Plan") and (iv) 100,000 shares of Common Stock issuable pursuant to the Stock Plan for Non-Employee Directors (the "Directors' Plan" and, together with the 1987 Plan, the 1992 Plan and the 1997 Plan, the "Plans"), and (v) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

          We have acted as legal counsel for the Company in connection with adoption of the 1997 Plan and the Directors' Plan, are familiar with (i) the 1987 Plan and the 1992 Plan and (ii) the Company's Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

          1. When issued and paid for in compliance with the terms of the Plans, the 1,225,930 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

          2. The additional shares of Common Stock which may become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plans and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended to date, will be duly and validly issued, fully paid and non-assessable.
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          We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                              Very truly yours,

                                              /s/ Nutter, McClennen & Fish, LLP

                                              Nutter, McClennen & Fish, LLP


JED/DSS/ADA